Exhibit 99.1

OSL Holdings Inc. Forms Loyalty Rewards Business Unit

NEW YORK, Jan. 27, 2012 -- OSL Holdings Inc. (OTCBB: OSLH) announced today that the company has formed OSL Rewards Corporation, as a wholly-owned subsidiary, to further its corporate strategy to weave added value and benefits into each of its businesses while at the same time creating a unique offering to both business and consumer audiences as a standalone company. OSL Rewards Corporation will bring a "reward currency" to the marketplace that will allow business and customers to use a virtual currency that shoppers can then redeem when shopping in retail stores, online, on their mobile devices and through other electronic platforms.

Planned for a launch early this year, the intent of the OSL Rewards Corporation is to design, develop and operate a loyalty program that is based on a virtual "reward currency." OSL Rewards Corporation's strategy is to combine a loyalty program, technology platform and marketplace. The benefits of this strategy will be enabling millions of members of the loyalty program to earn "reward currency" regardless of the payment method they use when making a purchase (i.e. Visa, Amex, MasterCard, or cash) and to redeem the "reward currency" in retail stores, when shopping online or from their mobile phone to gain discounts on purchases. The loyalty program will offer retail merchants and online ecommerce site operators with a package of products and services for better business efficiency, boosting sales and profitability.

Commenting on this update, Eli Feder, CEO of OSLH, stated, "Our loyalty program will add a new dimension, offering the element of instant gratification for transactions both online and at brick and mortar location."

About OSL Rewards Corporation

We provide businesses with the ability to drive more business by issuing and/or redeeming the Reward Currency to/from customers when shopping at the retail store, on their mobile phone or online. An initial focus has been on finalizing the development of our rewards technology platform by the end of the first quarter of calendar 2012 that will initially leverage current and developing business relationships within the diversity and affinity marketplaces that have substantial membership bases.

About OSL Holdings Inc.

OSL is OSL Holdings Inc. is a holding company that will develop or acquire business units with the purpose of collecting and transmitting real-time consumer and business sales data that facilitates the ability to sell data, manage electronic marketplaces, operate real-time loyalty rewards and transact with buyers in multiple channels. We plan to sell data to manufactures for designated markets, such as urban retail, convenient and/or liquor stores. We plan to facilitate developing electronic marketplaces with real time buy-side and sell side capabilities for multiple private & public markets. We plan to operate a real-time loyalty rewards platform that can facilitate the earning and redemption of our currency at the point of the transaction (online, mobile, at retail) as well as on future transactions. The Company plans on leveraging these business units to connect buyers, sellers as well as channels that will clearly differentiate itself from the competitive landscape so that each venture can scale revenues and their respective offerings to their specific market(s) or across markets.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially from forecasted results. For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the Commission are available from commercial document retrieval services and at the website maintained by the Commission at http://www.sec.gov.

CONTACT:
OSL HOLDINGS, INC.
WWW.OSLHOLDINGS.COM
212-419-4900

SOURCE OSL Holdings Inc.